UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 6, 2006 (March 2, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

            On March 2, 2006, the Audit Committee of the Board of Directors (the "Audit Committee") of Sequa Corporation (the "Company") approved the earnings per share number used to determine the awards for 2005 under the Company's Management Incentive Bonus Programs (the "MIBPs").  The 2005 awards had been previously approved by the Compensation Committee of the Board, subject to the approval of the Audit Committee of the earnings per share numbers.

            The amounts of the 2005 awards made to the named executive officers are as follows:  Norman Alexander, Executive Chairman, $1,538,745; Martin Weinstein, Vice Chairman and Chief Executive Officer, $680,017; Robert F. Ellis, Senior Vice President, Specialty Chemicals, ^116,812 (which is equivalent to $200,975 at an exchange rate of 1.72050); and Gerard Dombek, Senior Vice President, Metal Coatings, $204,750.  Annual bonuses are paid to the named executive officers in 2006 for performance during 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                              By: /s/ Martin Weinstein

                                                                                    Vice Chairman and

                                                                                    Chief Executive Officer

Dated:  March 6, 2006